SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 2019

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Rockerfeller Plaza, 20th Floor, Suite 83 New York, New York	10111
(Address of principal executive offices)	(Zip Code)

(212) 332-1677

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement

As previously announced, on April 16, 2018, Axim Biotechnologies, Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Cross & Company, a Nevada corporation (the “Investor”), pursuant to which the Investor agreed to purchase, upon our written notice, shares of our common stock registered under the Registration Statement on Form S-3 (File No. 333-220155) filed by the Company on August 24, 2017, and declared effective by the Securities and Exchange Commission (the “SEC”) on September 14, 2017 (the “Registration Statement”), for an aggregate purchase price of up to $50 million.

On December 16, 2019, the Company entered into an amendment to the Purchase Agreement (the “Amendment”) pursuant to which we agreed to certain changes to the true-up adjustments under the Agreement. Capitalized terms used but not otherwise defined herein shall have the same meaning ascribed to such term as set forth in the Agreement.

Specifically, a maximum limit was put on the True-up Payment such that in any Adjustment Period for which the lowest trading price is less than 50% of the Unadjusted Purchase Price, then the True-Up Payment shall be limited to the greater of (i) an amount that when added to the total net proceeds realized by Investor from the sale of the S-3 Shares under a specific notice is equal to 150% of the amount paid by Investor for the S-3 Shares applicable to the True-Up Payment, or (ii) an amount that when added to the total net proceeds realized by Investor from the sale of the S-3 Shares under a specific notice is equal to 100% plus 1%, for each trading day in the Adjustment Period, of the amount paid by the Investor for the S-3 Shares applicable to the True-Up Payment.

In addition, the Adjustment Period for a True-Up Payment was adjusted to be defined as the greater of (i) sixty (60) trading days following DWAC receipt by Investor of S-3 Shares purchased pursuant to a specific notice, or (ii) the number of trading days that is equal to 150% of the number of S-3 Shares under such notice for which the Adjusted Purchase Price is being determined divided by 25% of the trailing average daily trading volume for the twenty (20) trading days prior to DWAC receipt by Investor of S-3 Shares purchased pursuant to such notice (rounded to the nearest whole number). If any notice is delivered to Investor prior to the date on which the sale of all of the S-3 Shares (or True-Up Shares) pursuant to any prior notice has been completed, then the unsold S-3 Shares (or True-Up Shares) of the new notice shall be added to the S-3 Shares being acquired pursuant to the new notice for purposes of determining the Adjustment Period applicable to the new notice. No other terms of the Purchase Agreement were amended.

The foregoing description of the Amendment to the Stock Purchase Agreement is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the Amendment to the Stock Purchase Agreement into the Registration Statement.

A copy of the opinion of Procopio, Cory, Hargreaves & Savitch LLP relating to the legality of the shares of common stock issuable under the Amendment, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

No.	Description
5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP.
10.1	Amendment No. 1 to Stock Purchase Agreement, dated December 16, 2019, by and between Axim Biotechnologies, Inc. and Cross & Company.
23.1	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: December 16, 2019	By:	/s/ John W. Huemoeller II
	Name:	John W. Huemoeller II,
Chief Executive Officer